Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52723), pertaining to the 1998 Stock Option Plan and the Directors Stock Option Plan of Cunningham Graphics International, Inc. and the Registration Statement (Form S-8 No. 333-86345) pertaining to the Cunningham Graphics International, Inc. Employee Stock Purchase Plan, of our report dated February 1, 2000 with respect to the consolidated financial statements and schedule of Cunningham Graphics International, Inc. included in the Annual Report (Form 10-K for the year ended December 31, 1999.


                                                    /s/ Ernst & Young, LLP


Metro Park, New Jersey
March 27, 2000